Independent Public Accountants' Consent



The Board of Trustees
AMBAC Treasurers Trust:

We consent to the use of our report dated September 20, 1995 included herein.

KPMG PEAT MARWICK LLP

KPMG Peat Marwick LLP


Boston, Massachusetts
October 23, 1996